UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34166	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 11, 2010, SunPower Corporation, a Delaware corporation (“SunPower”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with SunRay Malta Holdings Limited, a company organized under the laws of Malta (“SunRay”), and the shareholders of SunRay named therein, under which SunPower agreed to purchase all issued share capital of SunRay. As a result of this transaction, SunRay will become a wholly-owned subsidiary of SunPower. The summary of material terms of the Share Purchase Agreement set forth below does not purport to be complete, and is qualified in its entirety by the copy of the Share Purchase Agreements attached as Exhibit 2.1 hereto, which is incorporated herein by reference.

The Share Purchase Agreement provides that, subject to the terms and conditions set forth therein, SunPower will acquire all of the issued share capital of SunRay for $277 million, subject to a working capital adjustment described in the Share Purchase Agreement. The portion of the purchase price allocated to the Class A shareholders, Class B shareholders and certain non-management Class C shareholders (approximately $244 million in total assuming no adjustments to the purchase price) will be paid by SunPower with approximately $216 million in cash and approximately $28 million in either cash or a letter of credit, and the portion of the purchase price allocated to SunRay’s Class C management shareholders will be paid with a combination of approximately $19 million in cash and approximately $14 million in promissory notes issued by SunPower North America, LLC, a subsidiary of SunPower, and guaranteed by SunPower. In certain circumstances if the closing is delayed, potential interest payments may also become payable to the Class A and Class B shareholders of SunRay, as described below. SunPower has also agreed to repay up to approximately €28 million of SunRay’s debt, plus any accrued interest, expenses and fees thereon, at closing. In addition to this debt, approximately €147 million of debt of SunRay and its subsidiaries, including project-related debt, will remain outstanding after the closing.

Approximately $32 million of the purchase price payable to certain principal shareholders of SunRay will be held in escrow for up to two years following the closing, and be subject to potential indemnification claims that may be made by SunPower during that period. SunPower has agreed to fund approximately $4 million of this escrow with promissory notes issued by SunPower North America, LLC. SunPower has the option to fund the remaining $28 million in cash or with an interest bearing letter of credit issued by a qualified bank in favor of the escrow agent for the benefit of SunRay’s Class A and Class B shareholders. The funds in escrow, less any amounts relating to paid or pending claims, will be released two years following the closing of the transaction. Total cash payable by SunPower at closing, assuming no adjustment to the purchase price, will be $235 million if the escrow is funded with a letter of credit or approximately $263 million if it is funded with cash.

The promissory notes to be issued to SunRay’s management shareholders, including the promissory notes to be placed in escrow, have been structured to provide a retention incentive. All of the promissory notes will provide that if the management shareholder’s employment is terminated after the closing of the transaction by SunPower for “cause” or by the management shareholder without “good reason”, the amounts then remaining under the promissory notes will be cancelled. In general, the risk of cancellation of most of these notes will lapse as to one-half of the principal amount on the date that is either six or nine months after the closing, depending upon the note, and as to the other half on the date that is either twelve or eighteen months after the closing.

Concurrently with the execution of the Share Purchase Agreement, and in consideration thereof, each principal shareholder entered into a non-competition agreement in favor of SunPower, whereby they agreed not to compete with the SunRay business for specified periods of time after the closing of the transaction. Also concurrently with the execution of the Share Purchase Agreement, and in consideration thereof, certain management of SunRay entered into employment agreements with subsidiaries of SunPower, which agreements will become effective upon the closing of the transaction.

The parties have made customary representations and warranties in the Share Purchase Agreement and are subject to customary pre-closing covenants. The transaction is subject to customary closing conditions. If conditions to closing are otherwise satisfied, SunPower has the option to delay the closing of the transaction until no later than March 26, 2010. If SunPower exercises this option and the closing is delayed past February 28, 2010, SunPower will pay interest to the Class A and Class B shareholders of SunRay on the purchase price payable with respect to their shares and will assume many of the risks of ownership of SunRay pending the closing of the transaction. In particular, SunPower will no longer be able to assert certain of the closing conditions in its favor, including, among others, the closing conditions relating to the continuing accuracy of SunRay’s representations and warranties and the occurrence of a material adverse effect; if the transaction closes, SunPower will be responsible for any taxes imposed on SunRay during the delay period; and SunPower will not be indemnified for breaches of SunRay’s representations and warranties that occur during the delay period.

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The Share Purchase Agreement contains representations and warranties made by SunPower, SunRay and all of the shareholders of SunRay name therein to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties of SunRay contained in the Share Purchase Agreement are qualified by information in a confidential disclosure schedule provided by SunRay to SunPower in connection with the signing of the Share Purchase Agreement. While SunPower does not believe that this disclosure schedule contains information that the securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of SunRay set forth in the Share Purchase Agreement. You should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of facts about SunPower, SunRay or the SunRay shareholders, since they were only made as of the date of the Share Purchase Agreement and, with respect to SunRay’s representations and warranties, are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Share Purchase Agreement were used for the purpose of allocating risk between SunPower and SunRay rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may have changed since the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures. SunPower agrees to provide supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

Item 7.01.	Regulation FD Disclosure

On February 11, 2010, SunPower issued a press release announcing the signing of the definitive Share Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of February 11, 2010, by and among the Registrant, SunRay Malta Holdings Limited and the shareholders of SunRay Malta Holdings Limited named therein.

99.1	Press Release dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010

SunPower Corporation

By:	/s/ Dennis Arriola
Name:	Dennis Arriola
Title:	Chief Financial Officer